Form N-SAR: Multi-class supplement


The following Portfolios are unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 72EE correctly, the correct answer is as follows (in 000's):

Institutional Class
Janus Aspen Balanced Portfolio: $25,781
Janus Aspen Flexible Bond Portfolio: $13,123
Janus Aspen Global Allocation Portfolio - Moderate: $0
Janus Aspen Perkins Mid Cap Value Portfolio: $874

Service Class
Janus Aspen Balanced Portfolio: $30,435
Janus Aspen Flexible Bond Portfolio: $4,138
Janus Aspen Global Allocation Portfolio - Moderate: $8
Janus Aspen Perkins Mid Cap Value Portfolio: $1,912


The following Portfolios are unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 73B correctly, the correct answer is as follows (in 000's):

Institutional Class
Janus Aspen Balanced Portfolio: $1.6884
Janus Aspen Flexible Bond Portfolio: $0.4514
Janus Aspen Global Allocation Portfolio - Moderate: $0.0170
Janus Aspen Perkins Mid Cap Value Portfolio: $0.3478

Service Class
Janus Aspen Balanced Portfolio: $1.6884
Janus Aspen Flexible Bond Portfolio: $0.4514
Janus Aspen Global Allocation Portfolio - Moderate: $0.0170
Janus Aspen Perkins Mid Cap Value Portfolio: $0.3478